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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45696, 333-53906 and 333-113513) and Form S-8
(Nos. 333-62072, 333-37810, 333-36518, 333-35464, 333-35470, 333-35462,
333-31668, 333-89887, 333-89889, 333-91558, 333-83502 and 333-116452) of Akamai
Technologies, Inc. of our report dated March 16, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 16, 2005 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 16, 2005